SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2006

AIR T, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware                              0-11720                                52-1206400
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
of Incorporation)                         Identification No.)

3524 Airport Road
        Maiden, North Carolina 28650
(Address of Principal Executive Offices)
(Zip Code)

                                   (704) 377-2109
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Definitive Material Agreement

The following matter was reported by Air T, Inc. (the “Company”) in Item 9B, Other Information, in its Annual Report on Form 10-K for the fiscal year ended March 31, 2006. Because the Form 10-K was filed with the Securities and Exchange Commission more than four business days after the date of the event reported in Item 9B, the Company is filing this Current Report on Form 8-K.

On June 16, 2006, Mountain Air Cargo, Inc., which is a subsidiary of Air T, Inc., and Little Mountain Airport Associates, Inc. entered into an agreement to lease approximately 68 acres with one 3,000 foot paved runway, approximately 20,000 square feet of hangar space and approximately 12,300 square feet of office space until May 31, 2008 at a monthly rental payment of $12,736.79. The lease agreement replaced a lease agreement with Little Mountain Airport Associates, Inc. for these facilities that expired on May 31, 2006. The lease agreement includes an option permitting the Mountain Air Cargo, Inc. to renew the lease for an additional two-year period, with monthly rental payment to be adjusted to reflect the Consumer Price Index (CPI) change from June 1, 2006 to April 1, 2008. The lease agreement provides that Mountain Air Cargo, Inc. shall be responsible for maintenance of the leased facilities and for utilities, ad valorem taxes and insurance. The stock of Little Mountain Airport Associates, Inc. is owned by William H. Simpson, John J. Gioffre, the estate of David Clark, three unaffiliated third parties and a former executive officer of the Company. Messrs. Simpson and Gioffre are executive officers and directors of the Company, and the Company’s Chairman and Chief Executive Officer, Walter Clark, is an executor and beneficiary of the estate of David Clark.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2006

MOUNTAIN AIR CARGO, INC.

By: /s/ John J. Gioffre
John J. Gioffre, Vice President-Finance and Secretary